AMENDMENT NO. 1 TO PRINCIPAL UNDERWRITING AGREEMENT

The PRINCIPAL UNDERWRITING AGREEMENT, dated as of April 29, 1994, by and between Symetra Life Insurance Company (“the Company”) (formerly SAFECO Life Insurance Company) on behalf of Safeco Separate Account C ("Separate Account") and Symetra Securities, Inc. (formerly SAFECO Securities, Inc.), a corporation registered as a broker-dealer with the Securities and Exchange Commission and National Association of Securities Dealers, Inc. ("Distributor" or “Principal Underwriter”)(the “Agreement”) is hereby amended as of September __, 2005 as follows:

WHEREAS, the Company is a life insurance company licensed to sell various life insurance and annuity products;

WHEREAS, the Distributor acts as principal underwriter with respect to the variable insurance and annuity products sold by the Company and issued through the Separate Account;

WHEREAS, both Company and Distributor have undergone name and location changes since the date of the Agreement;

WHEREAS, the newly adopted Rule 38a-1 under the Investment Company Act of 1940 (“Rule 38a-1”) requires the Company to approve and to oversee the implementation of the policies and procedures of the Distributor for compliance with the federal securities laws;

WHEREAS, the Company and the Distributor desire to comply with Rule 38a-1;

NOW, THEREFORE, the Company and the Distributor agree as follows:

1.
Effective September 1, 2004, Safeco Life Insurance Company and Safeco Securities, Inc. changed their names to Symetra Life Insurance Company and Symetra Securities, Inc., respectively. All references in the Agreement to “SAFECO Life” or “the Company” shall mean Symetra Life Insurance Company and all references to “Distributor,” “Principal Underwriter” or “Symetra Securities, Inc.” shall mean Symetra Securities, Inc.

2.
Effective September 2, 2004 the Separate Account changed its name from Safeco Separate Account C to Symetra Separate Account C. All references to Separate Account shall mean Symetra Separate Account C.

3.	Effective July 15, 2005, all Notices made pursuant to Section 13 of the Agreement shall be made to the following addresses:

TO THE COMPANY:
Symetra Life Insurance Company
Legal Department SC-11
777 108th Ave NE, Suite 1200
Bellevue, WA 98004

TO THE DISTRIBUTOR:
Symetra Securities, Inc.
Legal Department SC-11
777 108th Ave NE, Suite 1200
Bellevue, WA 98004

4.
The Distributor will provide the Company with its written compliance policies and procedures covering services provided to the Company, as required by Rule 38a-1 under the Investment Company Act of 1940 (“Rule 38a-1 policies and procedures”) for the approval by the Company. The Distributor’s Rule 38a-1 policies and procedures shall be reasonably designed to prevent, detect, and correct any material violations of the federal securities laws as defined in Rule 38a-1, which include the Securities Act of 1933, the Securities and Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act (relating to privacy regulation), the Sarbanes-Oxley Act of 2002, any SEC rules adopted under any of these statutes, the Bank Secrecy Act as it applies to registered investment company operations (anti-money laundering), and any rules adopted thereunder by the SEC or the Department of the Treasury (“Federal Securities Laws”).

5.	The Distributor will promptly provide the Company’s Chief Compliance Officer with any material changes that have been made to the Distributor’s Rule 38a-1 policies and procedures.

6.
The Distributor agrees to cooperate with the Company in the annual review of the Distributor’s Rule 38a-1 policies and procedures conducted by the Chief Compliance Officer of the Company to determine the adequacy of the Distributor’s Rule 38a-1 policies and procedures and the effectiveness of their implementation (the “Annual Review”). The Distributor also agrees to cooperate with the Company in any interim reviews of the Distributor’s Rule 38a-1 policies and procedures to determine their adequacy and the effectiveness of their implementation in response to significant compliance events, changes in business arrangements, and/or regulatory developments (“Interim Review”). Such cooperation includes, without limitation, furnishing such certifications, subcertifications, and documentation as the Company’s Chief Compliance Officer shall reasonably request from time to time and implementing changes to the Distributor’s Rule 38a-1 policies and procedures satisfactory to the Company’s Chief Compliance Officer.

7.
The Distributor will provide the Company with ongoing, direct, and immediate access to the Distributor’s compliance personnel and shall cooperate with the Company’s Chief Compliance Officer in carrying out the Company obligations under Rule 38a-1 to oversee the compliance program of the Distributor (insofar as such program relates to services provided to the Company).

8.
The Distributor will promptly notify Company in the event that a Material Compliance Matter, as defined in Rule 38a-1, occurs with respect to the Distributor’s Rule 38a-1 policies and procedures and will cooperate with the Company in providing the Company with periodic and special reports in the event any Material Compliance Matter occurs. A “Material Compliance Matter” includes any compliance matter that involves: (1) a violation of the Federal Securities Laws by the Distributor (or its officers, directors, employees, or agents); (2) a violation of the Distributor’s Rule 38a-1 policies and procedures; or (3) a weakness in the design or implementation of the Distributor’s Rule 38a-1 policies and procedures.

9.
The Distributor, its officers, directors, and employees (and anyone acting under the direction of any of those) will not, directly or indirectly, take any action to coerce, manipulate, mislead, or fraudulently influence the Company’s Chief Compliance Officer in the performance of her or his responsibilities under Rule 38a-1.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the ___ day of September, 2005.

SYMETRA LIFE INSURANCE COMPANY

By: ____________________________________
Randall H. Talbot, President

SYMETRA SECURITIES, INC.
By: ___________________________
Linda C. Mahaffey, President
PRINCIPAL UNDERWRITER'S AGREEMENT

SAFECO SEPARATE ACCOUNT C

This Agreement is made and entered into as of the 29th day of April, 1994 between SAFECO Life Insurance Company (“SAFECO Life”) on behalf of SAFECO Separate Account C (“Separate Account”) and SAFECO Securities, Inc., a corporation registered as a broker-dealer with the Securities and Exchange Commission and National Association of Securities Dealers, Inc. (“PRINCIPAL UNDERWRITER”).

WHEREAS, SAFECO Life is a life insurance company licensed to sell various life insurance and annuity contracts (the “Policies”); and

WHEREAS, SAFECO Life proposes to issue and sell the Policies to the public through PRINCIPAL UNDERWRITER:

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. SAFECO Life is a life insurance company licensed to offer and sell the Policies. SAFECO Life proposes to issue and sell the Policies to the public through PRINCIPAL UNDERWRITER. The PRINCIPAL UNDERWRITER agrees to provide sales service subject to the terms and conditions hereof. The Policies to be sold are more fully described in the registration statements and the prospectuses hereinafter mentioned. Such Policies will be issued by SAFECO Life through the Separate Account.

2. SAFECO Life grants PRINCIPAL UNDERWRITER, the exclusive right, during the term of this Agreement, subject to registration requirements of the Securities Act of 1933 and the Investment Company Act of 1940 and the provisions of the Securities Exchange act of 1934, to be the principal underwriter of the Policies issued through the Separate Accounts. PRINCIPAL UNDERWRITER will offer and sell the Policies under such terms as set by SAFECO Life and will make such sale to purchasers permitted to buy such Policies as specified in the prospectuses.

3. PRINCIPAL UNDERWRITER agrees that it shall undertake to perform all duties and functions which are necessary and proper for the distribution of the Policies.

4. (a) All sales literature and advertisements relating to SA~ECO Life and the Separate Account used by PRINCIPAL UNDERWRITER shall be subject to approval by SAFECO Life. SAFECO Life authorizes PRINCIPAL UNDERWRITER, in connection with the sale or arranging for the sale of the Policies, to provide only such information and to make only such statements or representations as are contained in the then‑current Prospectus and Statement of Additional Information for the Separate Account or in sales literature or advertisements approved by SAFECO Life or in such financial and other statements which are furnished to the PRINCIPAL UNDERWRITER pursuant to the next paragraph. SAFECO Life shall not be responsible in any way for any information provided or statements or representations made by PRINCIPAL UNDER~RITER or its representatives or agents other than the information, statements and representations described in the preceding sentence. PRINCIPAL UNDERWRITER shall review all materials submitted to it that describes SAFECO Life or the Policies. PRINCIPAL UNDERWRITER shall not be responsible for any information provided or statements or representations made by persons or entities other than PRINCIPAL UNDERWRITER's representatives or agents.

(b) SAFECO Life shall keep PRINCIPAL UNDERWRITER fully informed with regard to its affairs, shall furnish PRINCIPAL UNDERWRITER with a copy of all financial statements and a signed copy of each report prepared by its independent certified public accountants, and shall cooperate fully in the efforts of PRINCIPAL UNDERWRITER to sell the Policies and in the performance by PRINCIPAL UNDERWRITER of all its duties under this Agreement.

5. (a) SAFECO Life will pay or cause to be paid:

(1) registration fees for registering its Separate Accounts under the Securities Act of 1933 (the “1933 Act”);

(2) the expenses, including counsel fees, of preparing registration statements and such other documents as SAFECO Life believes are necessary for registering the Separate Account with the Securities and Exchange Commission tthe “SEC”) and such states as are deemed necessary or appropriate;

(3) expenses incident to preparing amendments to the 1933 Act and Investment Company Act of 1940, as amended (the “1940 Act”) registration statements:

(4) expenses for preparing and setting in type all prospectuses and the expense of supplying them to the applicants for the Policies.

(5) expenses incident to the issuance of its Policies; and

(6) expenses incident to the preparation and mailing of notices, reports and proxy solicitation material to its Policyholders.

(b) PRINCIPAL UNDERWRITER shall be compensated for its distribution service in such amount as to meet all of its obligations to selling broker‑dealers with respect to all payments for the Policies accepted by SAFECO Life on the Policies covered by this Agreement.

6. (a) SAFECO Life shall maintain a currently effective Registration Statement with respect to the Separate Account and the Policies of the Separate Account on the appropriate SEC form and shall file with the SEC such reports and other documents as may be required under the 1933 Act and the 1940 Act or by the rules and regulations of the SEC thereunder.

(b) SAFECO Life represents and warrants that its Registration Statements, post‑effective amendments, Prospectuses and Statements of Additional Information (excluding statements based upon written information furnished by PRINCIPAL UNDERWRITER expressly for incl~sion therein) shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to PRINCIPAL UNDERWRITER, pursuant to Section 4 (b) hereof, shall be true and correct in all material respects.

7. It is understood that officers, agents and shareholders of SAFECO Life are or may be interested in PRINCIPAL UNDERWRITER as directors, officers, shareholders, or otherwise; that directors, officers, agents and shareholders of PRINCIPAL UNDERWRITER are or may be interested in SAFECO Life as officers, shareholders or otherwise; that PRINCIPAL UNDERWRITER may be interested in SAFECO Life as a shareholder or otherwise; and that the existence of any such dual interest shall not affect the validity this Agreement or of any transactions hereunder except as otherwise provided by specific provisions or applicable law.

8. The parties contemplate PRINCIPAL UNDERWRITER will enterJ into dealer agreements with registe~ed and qualified securities dealers for the sale of the Policies. The form of any such dealer agreement shall be mutually agreed upon and approved by SAFECO Life and the PRINCIPAL UNDERWRITER.

9. PRINCIPAL UNDERWRITER is an independent contractor and shall be agent for SAFECO Life only in respect to the sale and redemption of the Policies.

10. The services of PRINCIPAL UNDERW~ITER to SAFECO Life under this Agreement are not to be deemed exclusive, and the PRINCIPAL UNDERWRITER shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

11. This Agreement is terminable on not less than 60 days' notice to the other party and will be terminated upon the mutual written consent of PRINCIPAL UNDERWRITER and SAFECO Life. This Agreement will also automatically and immediately terminate in the event of its assignment.

12. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of PRINCIPAL UNDERWRITER (and its officers, directors, agents, employees, controlling persons and any other person or entity affiliated with PRINCIPAL UNDERWRITER or retained by it to perform or assist in the performance of its obligations under this Agreement), PRINCIPAL UNDERWRITER shall not be subject to liability to SAFECO Life or for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Aqreement relates.

13. Any notice, req~est, instruction or other document to be given hereunder by either party hereto to the other shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, as set forth below:

If to SAFECO Life: President SAFECO Life Insuance Company 15411 NE 51st Street Redmond, WA 98052

If to PRINCIPAL UNDERWRITER: President SAFECO Securities, Inc. SAFECO Plaza Seattle, WA 98115

14. This Agreement embodies the entire Agreement between PRINCIPAL UNDERWRITER and SAFECO Life with respect to the principal underwriting services to be provided by PRINCIPAL UNDERWRITER to SAFECO Life and the Separate Account and supersedes any prior written or oral agreement between the parties. The parties acknowledge that certain administrative responsibilities and obligations in connection with the offer and sale of the Policies are stated in the Administrative Services Agreement by and among SAFECO Life, PRINCIPAL UNDERWRITER, and PNMR Securities, Inc. dated April 29, 1994. In the event that either party should be required to take legal action in order to enforce its rights under this Agreement, the prevailing party in any such action or proceeding shall be entitled to recover from the other party costs and reasonable attorneys' fees.

15. This Agreement may be executed in counterparts, each of which taken together shall constitute one and the same instrument. PRINCIPAL UNDERWRITER acknowledges that the rights and obligations of the Separate Account are separate and distinct from those of any and all other Separate Accounts.

16. This Agreement shall be construed in accordance with and qoverned by the laws of the State of Washington.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by their duly authorized officers and under their duly authorized officers and under their respective seals as of the day and year first above written.

SAFECO LIFE INSURANCE COMPANY     SAFECO Securities, Inc.

By                 By

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